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                                                                   Exhibit 99.1



                                    CONSENT

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to all references to him in the Form S-1 Registration Statement of Orius Corp., and the prospectus included therein, including, without limitation, any references under the heading "Management" to the undersigned serving as a future director of Orius Corp.



Dated:  July 28, 1999                               /s/ Leo J. Hussey
                                                    ----------------------------
                                                        Leo J. Hussey